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                        DISCOVER CARD TRUST 1993 A            EXHIBIT 99(A)

                    Credit Card Pass-Through Certificates


                        Distribution and Performance

                       Annual Aggregate Report - 1996





        Under the Pooling and Servicing Agreement dated as of February 1, 1993 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Corporation and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the calendar year 1996. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A. Information Regarding the Aggregate Distributions for 1996

1. Class A Certificates
   --------------------
   (a) The aggregate amount of the distribution to Class
       A Certificateholders on the related Distribution
       Dates.                                                    $28,125,000.00

   (b) The amount of the distribution set forth in
       paragraph (a) above in respect of interest.               $28,125,000.00

   (c) The amount of the distribution set forth in
       paragraph (a) above in respect of principal.              $         0.00

   (d) The amount of the distribution set forth in
       paragraph (a) above, per $1,000 interest.                 $ 62.499999996

   (e) The amount of the distribution set forth in
       paragraph (b) above, per $1,000 interest.                 $ 62.499999996

   (f) The amount of the distribution set forth in
       Paragraph (c) above, per $1,000 interest.                 $  0.000000000

2. Class B Certificates
   --------------------
   (a) The aggregate amount of the distribution to Class
       B Certificateholders on the related Distribution
       Dates.                                                    $ 3,060,000.00

   (b) The amount of the distribution set forth in
       paragraph (a) above in respect of interest.               $ 3,060,000.00




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
   (c) The amount of the distribution set forth in
       paragraph (a) above in respect of principal.           $            0.00

   (d) The amount of the distribution set forth in
       paragraph (a) above, per $1,000 interest.              $    68.000000004

   (e) The amount of the distribution set forth in
       paragraph (b) above, per $1,000 interest.              $    68.000000004

   (f) The amount of the distribution set forth in
       Paragraph (c) above, per $1,000 interest.              $     0.000000000


B. Information Regarding the Performance of the Trust
   --------------------------------------------------

1. Collections of Receivables
-----------------------------
   (a) The aggregate amount of Finance Charge Collections
       processed during the related Due Periods.              $  106,134,329.82

   (b) The  aggregate  amount  of  Principal  Collections
       processed during the related Due Periods.              $1,200,306,012.04

   (c) The aggregate amount of Finance Charge Collections
       processed during the related Due Periods which was
       allocated in respect of the Investor Certificates.     $   86,735,340.64

   (d) The  aggregate  amount  of  Principal  Collections
       processed during the related Due Periods which was
       allocated in respect of the Investor Certificates.     $  979,530,932.75

   (e) The aggregate amount of Finance Charge Collections
       processed during the related Due Periods which was
       allocated in respect of the Class A  Certificates.     $   78,850,800.19

   (f) The  aggregate  amount  of  Principal  Collections
       processed during the related Due Periods which was
       allocated in respect of the  Class A Certificates.     $  890,487,639.56

   (g) The aggregate amount of Finance Charge Collections
       processed during the related Due Periods which was
       allocated in  respect of the Class B Certificates.     $    7,884,540.45

   (h) The  aggregate  amount  of  Principal  Collections
       processed during the related Due Periods which was
       allocated in respect of the  Class B Certificates.     $   89,043,293.19

   (i) The aggregate amount of Finance Charge Collections
       processed during the related Due Periods which was
       allocated  in respect of the  Seller  Certificate.     $   19,398,989.18

   (j) The  aggregate  amount  of  Principal  Collections
       processed during the related Due Periods which was
       allocated in respect  of the  Seller  Certificate.     $  220,775,079.29

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

2. Investor Losses; Reimbursement of Charge-Offs
   ---------------------------------------------
   (a) The aggregate amount of Class  A Investor  Losses,
       as defined in Section  4.04 (b)  of the Agreement,
       during the related Due Periods.                        $            0.00

   (b) The aggregate amount of  Class B Investor  Losses,
       as defined in Section 4.04 (b) of  the  Agreement,
       during the related Due Periods.                        $            0.00

   (c) The amount of Class A Investor Losses set forth in
       paragraph (a) above, per $1,000 interest.              $     0.000000000

   (d) The amount of Class B Investor Losses set forth in
       paragraph (b) above, per $1,000 interest.              $     0.000000000

   (e) The total  amount  reimbursed to the  Trust in the
       current year  pursuant to  Section 4.04 (c) of the
       Agreement, if any, in respect of  Class A Investor
       Losses.                                                $            0.00

   (f) The  total amount reimbursed  to the Trust  in the
       current  year  pursuant to Section 4.04 (c) of the
       Agreement, if any, in respect of Class B  Investor
       Losses.                                                $            0.00

   (g) The amount set forth in  paragraph (e) above,  per
       $1,000 interest.                                       $     0.000000000

   (h) The amount  set forth in paragraph  (f) above, per
       $1,000 interest.                                       $     0.000000000

   (i) The  aggregate  amount  of  unreimbursed  Class  A
       Investor Losses in the  Trust as of the end of the
       calendar year 1996.                                    $            0.00

   (j) The  aggregate  amount  of  unreimbursed  Class  B
       investor Losses in the Trust as of  the end of the
       calendar year 1996.                                    $            0.00

   (k) The  amount set  forth in paragraph (i) above, per
       $1,000 interest.                                       $     0.000000000

   (l) The amount  set forth in  paragraph (j) above, per
       $1,000 interest.                                       $     0.000000000


3. Investor Servicing Fee
   ----------------------
   (a) The amount of the  Class A  Monthly  Servicing Fee
       payable by the Trust to the Servicer for the  year
       ended December 31, 1996.                               $    8,999,979.56

   (b) The  amount  of the Class B Monthly Servicing  Fee
       payable by the Trust to the Servicer for  the year
       ended December 31, 1996.                               $      899,939.95


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
4. Available Class B Credit Enhancement Amount
   -------------------------------------------
   (a) The amount available to be drawn under the Class B
       Credit  Enhancement  pursuant to  Section 4.03 (c)
       (i), (G) and (H) of the Agreement as of the end of
       the day on December 31, 1996.                          $   24,750,000.00

   (b) The amount set forth in  paragraph (a) above  as a
       percentage of the Class B Interest.                                55.00%


5. The Pool Factor
   ---------------
     The Pool Factor represents the  ratio of the amount
     of the Investor Interest as of the end of the day
     on December 31, 1996 to the  amount of the Investor
     Interest  as of  the Closing Date. The amount of a
     Certificateholder's pro-rata share  of the  Investor
     Interest  can  be  determined  by multiplying the
     original denomination  of the Certificate-holder's
     Certificate by the Pool Factor.



     (a) Class A Certificates.                                      1.000000000

     (b) Class B Certificates.                                      1.000000000
